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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549




                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

                    PURSUANT TO SECTION 12(b) OR (g) OF THE

                        SECURITIES EXCHANGE ACT OF 1934

                             JPS PACKAGING COMPANY

            (Exact name of registrant as specified in its charter)

       DELAWARE                                          31-1311495
-----------------------                     ------------------------------------
(State of incorporation                     (I.R.S. Employer Identification No.)
   or organization)

9201 Packaging Drive, DeSoto, Kansas                       66018
----------------------------------------                 ----------
(Address of principal executive offices)                 (Zip Code)


       Securities to be registered pursuant to Section 12(b) of the Act:

                                     NONE


       Securities to be registered pursuant to Section 12(g) of the Act:


                         Common Stock, $.01 par value
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Item 1.   Description of Registrant's Securities to be Registered.

          The description of the Registrant's common stock, par value $.01 per share contained under the heading, "DESCRIPTION OF FLEX CO. CAPITAL STOCK" on pages 52 and 53 of the Proxy Statement/Prospectus dated June 8, 1998, contained in the Registrant's Registration Statement on Form S-4 filed on June 8, 1998, is incorporated herein by reference.


Item 2.   Exhibits.

          The following exhibits are filed as a part of this Registration
          Statement:

     1.1 Certificate of Incorporation, as filed with the Delaware Secretary of State (incorporated by reference to Exhibit 3.1(a) to Registrant's Registration Statement on Form S-4 filed on June 8, 1998).

     1.2 Certificate of Merger, as filed with the Delaware Secretary of State (incorporated by reference to Exhibit 3.1(b) to Registrant's Registration Statement on Form S-4 filed on June 8, 1998).

     1.3 Amendment to Certificate of Incorporation, as filed with the Delaware Secretary of State (incorporated by reference to Exhibit 3.1(c) to Registrant's Registration Statement on Form S-4 filed on June 8,
          1998).

     1.4  Amended and Restated Bylaws of (incorporated by reference to Exhibit
          3.2 to Registrant's Registration Statement on Form S-4 filed on June 8, 1998).
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                                   SIGNATURE


          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this amended Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.



          Dated: June 8, 1998                   JPS PACKAGING COMPANY



                                                By: /s/ John T. Carper
                                                   -----------------------
                                                        John T. Carper
                                                        President